Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

    Monthly Period ended                               10/31/2006
    Distribution Date                                  11/15/2006
    All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                            ==============================================================
                                                              Total    Allocated to       Allocated to Investor Interest
1   Sources of funds                                                    Transferor       Total    Series 05-A  Series 05-B
                                                            --------------------------------------------------------------
    Principal Collections                                   1,063,385       418,767      644,617      322,224      322,393
    Finance Charge Collections                                 85,996        33,866       52,130       26,058       26,072
                                                            --------------------------------------------------------------
    Total Funds Received                                    1,149,381       452,633      696,748      348,282      348,465
                                                            ==============================================================

                                                            =====================================
2   Application of Principal Collections                       Total    Series 05-A  Series 05-B
    Investor Percentage of Principal Collections              644,617       322,224      322,393
    deduct:
    Utilised Retained Principal Collections
          allocable to Class C                                      0             0            0
          allocable to Class B                                      0             0            0
    Transferred to Series Collections Ledger                        0             0            0
    Shared Principal Collections                                    0             0            0

                                                            -------------------------------------
    Cash Available for Acquisition                            644,617       322,224      322,393
                                                            =====================================

                                                            =====================================
3   Application of Finance Charge Collections                  Total    Series 05-A  Series 05-B
    Investor Percentage of Finance Charge Collections          52,130        26,058       26,072
    deduct:
    Trustee payment amount                                       1.50             1            1
    Loan Note Issuer Costs                                         25            12           12
    Monthly Distribution Amounts                               12,072         6,018        6,054
    Servicing fee payable to RBS                                1,807           903          904
    Cash Management fee payable to RBS                              1          0.50         0.50
    Investor Default Amount                                    22,001        10,998       11,003
    Expenses loan principal and interest                           --            --           --

    Available Spread                                           16,224         8,126        8,098
                                                            =====================================

4   Payments in respect of the Securities                   =====================================
    Series 05-A                                               Class A       Class B      Class C
                                                             USD 000s      USD 000s     USD 000s
    Balance at 16 October 2006                              2,175,000       175,000      150,000
    Principal repayments on 15 November 2006                       --            --           --
                                                            -------------------------------------
    Balance carried forward on 15 November 2006             2,175,000       175,000      150,000
                                                            -------------------------------------

    Interest due on 15 November 2006                            9,679           802          705
    Interest paid                                              (9,679)         (802)        (705)
                                                            -------------------------------------
    Interest unpaid                                                --            --           --
                                                            =====================================

                                                            =================================================================
    Series 05-B                                             Class A-1  Class A-2   Class A-3  Class B-3  Class C-1  Class C-3
                                                             USD 000s   EUR 000s    GBP 000s   GBP 000s   USD 000s   GBP 000s
    Balance at 16 October 2006                                435,000    450,000     700,000    101,000     42,000     63,000
    Principal repayments on 15 November 2006                       --         --          --         --         --         --
                                                            -----------------------------------------------------------------
    Balance carried forward on 15 November 2006               435,000    450,000     700,000    101,000     42,000     63,000
                                                            -----------------------------------------------------------------

    Interest due on 15 November 2006                               --      1,289          --         --         --         --
    Interest paid                                                  --     (1,289)         --         --         --         --
                                                            -----------------------------------------------------------------
    Interest unpaid                                                --         --          --         --         --         --
                                                            =================================================================

5   Transaction Accounts and Ledgers
                                                            ========================================
                                                               Total    Series 05-A     Series 05-B
    Reserve Account
    Required Reserve Amount                                        --            --              --
                                                            ----------------------------------------
    Balance at 16 October 2006                                     --            --              --
    Transfer in/out this period                                    --            --              --
    Interest earned                                                --            --              --
                                                            ----------------------------------------
    Balance carried forward on 15 November 2006                    --            --              --
                                                            ========================================
    Spread Account
    Required Spread Account Amount                                 --            --              --
                                                            ----------------------------------------
    Balance at 16 October 2006                                     --            --              --
    Transfer in/out this period                                    --            --              --
    Interest earned                                                --            --              --
                                                            ----------------------------------------
    Balance carried forward on 15 November 2006                    --            --              --
                                                            ========================================
    Principal Funding Account
    Balance at 16 October 2006                                     --            --              --
    Transfer in/out this period                                    --            --              --
    Interest earned                                                --            --              --
                                                            ----------------------------------------
    Balance carried forward on 15 November 2006                    --            --              --
                                                            ========================================

                                                            ========================================================================
6   Subordination Percentages                                           Series 05-A                         Series 05-B
                                                                  Original           Current          Original          Current
                                                            (pound)000    %    (pound)000   %     pound)000    %   (pound)000   %
    Class A Investor Interest                                1,257,225    87%   1,257,225   87%   1,257,568    87%  1,257,568   87%
    Class B Investor Interest                                  101,156     7%     101,156    7%     101,000     7%    101,000    7%
    Class C Investor Interest                                   86,705     6%      86,705    6%      87,277     6%     87,277    6%
                                                            ------------------------------------------------------------------------
    Total Investor Interest                                  1,445,087   100%   1,445,087  100%   1,445,845   100%  1,445,845  100%
                                                            ------------------------------------------------------------------------

                                                            ========================================================================

                                                            ====================
7   Assets of the Trust                                         (pound)000
                                                            --------------------
    Total receivables at 31-Oct-06                              (pound)5,063,743
                                                            --------------------
    Aggregate amount of receivables that, as at
    31 October 2006 were delinquent by:          30-59 days               65,053
                                                 60-89 days               50,352
                                                90-179 days              127,843
                                           180 or more days              187,017
                                                            ====================

8   Material Changes

    New Issuance during period                              NONE

    Material modifications to pool asset terms              NONE

    Material modifications to origination policies          NONE

    Material breaches of pool asset representations,
    warranties or covenants                                 NONE

9   Trigger Information

    Series Pay Out Events                                   NONE

    Trust Pay Out Events                                    NONE

10  Other Material Information that would be reportable on form 10-Q

    Legal Proceedings                                       NONE

    Changes in Securities                                   NONE

    Submission of Matters to a Vote of Security Holders     NONE

    Other Information                                       NONE

    IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of November, 2006


    ----------------------------------------------
    The Royal Bank of Scotland plc, as Servicer
    Patrick Neville
    Chief Financial Officer, Cards Business